                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                      / X /

Filed by a Party other than the Registrant  /   /

Check the appropriate box:

/   /  Preliminary Proxy Statement                   /   /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
/ X /  Definitive Proxy Statement                           (AS PERMITTED BY RULE 14C-5(D)(2))
/   /  Definitive Additional Materials
/   /  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                KENNAMETAL INC.
   ------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ X /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.

/   /  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

/   /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           -------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:

           -------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           -------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:

           -------------------------------------------------------------------
       (5) Total fee paid:

           -------------------------------------------------------------------
/   /  Fee paid previously with preliminary materials.

/   /  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                   ------------------------------

       (2) Form, Schedule or Registration Statement No.:
                                                         --------------------

       (3) Filing Party:
                         ------------------------------

       (4) Date Filed:
                       ------------------------------

       Notes:

                                KENNAMETAL INC.
                          LATROBE, PENNSYLVANIA 15650

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 28, 1996

To the Stockholders of Kennametal Inc.:

     The Annual Meeting of Stockholders of Kennametal Inc. will be held at the Corporate Technology Center, located on Route 981 South, approximately 1/4 mile south of its intersection with U.S. Route 30 near Latrobe, Unity Township, Pennsylvania, on Monday, October 28, 1996, at 2:00 p.m., to consider and act upon the following matters:

     1. The election of three directors for terms to expire in 1999;

     2. The election of auditors for the fiscal year ending June 30, 1997;

     3. The approval of the adoption of the proposed Kennametal Inc. Stock Option and Incentive Plan of 1996 as set forth in Exhibit A to the accompanying Proxy Statement; and

     4. Such other business as may properly come before the meeting.

     The Board of Directors has fixed Tuesday, September 3, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                     David T. Cofer
                                                       Secretary

September 16, 1996

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 28, 1996

     This Proxy Statement is being furnished to the stockholders of Kennametal Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders which is scheduled to be held on October 28, 1996. Only holders of capital stock, par value $1.25 per share, of the Corporation ("Capital Stock") of record at the close of business on September 3, 1996, will be entitled to vote at the meeting. On that date there were 26,747,827 shares of Capital Stock outstanding and entitled to one vote per share. Any stockholder who executes and returns the proxy may revoke it at will at any time prior to the voting of the proxy, but revocation of the proxy will not be effective until written notice thereof has been received by the Secretary of the Corporation. The proxy may also be revoked by voting in person at the meeting or by delivering a later dated, signed proxy. The shares represented by all properly executed proxies received by the Secretary in the accompanying form of proxy prior to the meeting and not so revoked will be voted. Where a choice is specified on the form of proxy, the shares will be voted in accordance with the choice made therein. If no such choice is made, the shares will be voted in accordance with the recommendation of the Board of Directors. Under Pennsylvania law and the Corporation's Articles of Incorporation and By-Laws, abstentions and broker non-votes will have no effect on matters to be voted on at the Annual Meeting since directors are elected by plurality vote and auditors are to be elected and the new Stock Option and Incentive Plan of 1996 approved by the affirmative vote of at least a majority of the votes cast by stockholders present, in person or by proxy, at the meeting. A majority of the named proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers granted to them by the proxies solicited hereunder. The address of the principal executive offices of the Corporation is Route 981 South at Westmoreland County Airport, P.O. Box 231, Latrobe, Pennsylvania 15650, and the date this Proxy Statement was mailed to stockholders was on or about September 20, 1996.

                             ELECTION OF DIRECTORS

     Three directors are to be elected to hold office as Directors of the First Class for terms of three years, and until their successors are elected and qualified.

     The holders of Capital Stock have cumulative voting rights in the election of directors. In voting for directors, a stockholder has the right to multiply the total number of shares which the stockholder is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. Proxies who vote at the meeting on behalf of a stockholder will have the discretion to and may exercise such cumulative voting rights. The three individuals who receive the largest number of votes cast will be elected as Directors of the First Class.

     The persons named in the enclosed form of proxy were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the meeting for the election of the following nominees named to serve as directors. The nominees for election for terms of three years in the First Class of Directors are Peter
B. Bartlett, Warren H. Hollinshead and Robert L. McGeehan, who have served as directors since 1975, 1990 and 1989, respectively. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

     If at the time of the meeting any of the foregoing nominees is not available to serve as a director, an event which the Corporation has no reason to anticipate, the Corporation has been informed that the persons named in the enclosed form of proxy intend to vote the shares represented by them at the meeting for such other person or persons, if any, as may be nominated by the Board of Directors.

     The following table provides certain information concerning each nominee for election as a director and each director whose term of office will continue after the meeting.

                                                   PRINCIPAL OCCUPATION
     NAME, AGE AND YEAR                         AND DIRECTORSHIPS OF OTHER
      FIRST ELECTED (1)                      PUBLICLY-TRADED CORPORATIONS (2)
- -----------------------------   -----------------------------------------------------------
Nominees for Directors of the First Class Whose Terms Expire in 1999

Peter B. Bartlett               General Partner of Brown Brothers Harriman & Co. (private
Age: 62                         bankers). Director of Erie Indemnity Company, Erie Family
Director since 1975             Life Insurance Company and Erie Insurance Company.

Warren H. Hollinshead           Retired effective September 1, 1994, as Executive Vice
Age: 60                         President of Westinghouse Electric Corporation (a
Director since 1990             technology-based manufacturing and services company), a
                                position he held since March 1, 1994, having previously
                                served as Executive Vice President--Chief Financial Officer from January 1991 until March 1994, and Vice President,
                                Deputy Finance from July 1990 until January 1991.

Robert L. McGeehan              President of the Corporation since July 1989 and Chief
Age: 59                         Executive Officer since October 1991. Served as Director of
Director since 1989             Metalworking Systems Division from 1988 to 1989, and as
                                General Manager of Machining Systems Division from 1985 to
                                1988.

Directors of the Second Class Whose Terms Expire in 1997

Richard C. Alberding            Retired, having served as Executive Vice President,
Age: 65                         Marketing and International, of Hewlett-Packard Company (a
Director since 1982             designer and manufacturer of electronic products for
                                measurement and computation). Director of Walker
                                Interactive Systems, Inc., Sybase, Inc., Digital Microwave
                                Corp., Paging Network, Inc., Quickturn Design Systems Inc.
                                and Digital Link Corporation.

Quentin C. McKenna              Chairman of the Board of Directors of the Corporation. Also
Age: 70                         served as President until July 1989 and as Chief Executive
Director since 1971             Officer until October 1991. Director of Interlake
                                Corporation.

William R. Newlin (3)           Managing Director of Buchanan Ingersoll Professional
Age: 55                         Corporation (attorneys at law). General Partner of CEO
Director since 1982             Venture Fund (a private venture capital fund). Director of
                                Black Box Corporation, National City Bank of Pennsylvania,
                                Parker/Hunter Incorporated, the Pittsburgh High Technology
                                Council and CME Information Services, Inc.

Directors of the Third Class Whose Terms Expire in 1998

A. Peter Held                   President of Cooper Power Tools Division of Cooper
Age: 52                         Industries, Inc. (a manufacturer and marketer of industrial
Director since 1995             power tools), having served as Vice President and General
                                Manager International of its Champion Spark Plug Division
                                from 1992 to 1994, and as Vice President International
                                Operations of its Cooper Hand Tools Division until 1992.

                                                   PRINCIPAL OCCUPATION
     NAME, AGE AND YEAR                         AND DIRECTORSHIPS OF OTHER
      FIRST ELECTED (1)                      PUBLICLY-TRADED CORPORATIONS (2)
- -----------------------------   -----------------------------------------------------------
Aloysius T. McLaughlin, Jr.     Consultant to Dick Corporation (a general contractor),
Age: 61                         having served as Vice Chairman from 1993 to 1995 and as
Director since 1986             President and Chief Operating Officer from 1985 until 1993.

Larry Yost                      President, Heavy Vehicle Systems, Rockwell International
Age: 58                         Corporation (a provider of components for heavy vehicles),
Director since 1987             having previously served as Senior Vice President of the
                                Operations Group of Allen-Bradley Company until November
                                1994.

- ---------

(1) Each current director has served continuously since he was first elected.

(2) Unless otherwise shown in the table, each person named has served in his principal occupation during the past five years.

(3) The law firm of which William R. Newlin is a member performed services for the Corporation during fiscal years 1996 and 1997.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Corporation's Board of Directors held five meetings during the year ended June 30, 1996. The committees of the Board of Directors include an Executive Committee, an Audit Committee, a Committee on Executive Compensation and a Nominating Committee. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which he is a member.

     Executive Committee: The Executive Committee met five times during the past fiscal year. The Committee's duties include monitoring performance of the Corporation's business plan, reviewing certain business strategies and reviewing management performance and succession. The following directors currently comprise the Committee: William R. Newlin (Chairman), Peter B. Bartlett, Aloysius T. McLaughlin, Jr. and Richard C. Alberding.

     Audit Committee: The Audit Committee met six times during the past fiscal year. The Committee's primary function is to evaluate management's performance of its financial reporting responsibilities including the annual report and proxy materials. The Committee also reviews the internal financial and operational controls of the Corporation, monitors the fees, results and effectiveness of the annual audit and compliance with the Corporation's code of business conduct and the independence of the public accountants. The Committee also reviews compliance with legal and regulatory and employee benefit plan reporting requirements and monitors critical management information systems. The Committee recommends to the Board of Directors for approval by the Board of Directors and the stockholders the election of the independent public accountants. The following directors currently comprise the Committee: Richard
C. Alberding (Chairman), Peter B. Bartlett and Larry Yost.

     Committee on Executive Compensation: The Committee on Executive Compensation met seven times during the past fiscal year. The Committee's duties include the setting of compensation rates of the Corporation's officers, the determination of additional compensation, if any, to be awarded to such officers, and the administration of the Stock Option Plan of 1982, the Stock Option and Incentive Plan of 1988, the Stock Option and Incentive Plan of 1992 and, if adopted at the 1996 Annual Meeting of Stockholders, the Kennametal Inc. Stock Option and Incentive Plan of 1996. The following directors currently comprise the Committee: Aloysius T. McLaughlin, Jr. (Chairman), Warren H. Hollinshead and A. Peter Held. The report of the Committee on Executive Compensation appears elsewhere in this Proxy Statement.

     Nominating Committee: The Nominating Committee met once during the past fiscal year. The Committee's duties include recommending to the Board of Directors nominees for directors to be elected at the Annual Meeting of Stockholders or to be elected to fill any vacancies in the Board of Directors which may occur. The Committee considers nominees recommended by stockholders. Pursuant to the By-Laws of the Corporation, stockholder recommendations of nominees for the Board must be submitted in advance of any meeting and must comply with certain requirements set forth in the By-Laws. See "Stockholder Proposals and Nominating Procedures" on page 18 of this Proxy Statement. The following directors currently comprise the Committee: Robert L. McGeehan (Chairman), A. Peter Held and Larry Yost.

     Directors who are not employees of the Corporation each receive compensation from the Corporation for services as a director at an annual rate of $24,000. Members of the Audit Committee and members of the Committee on Executive Compensation who are not employees of the Corporation each receive additional annual compensation of $3,900. Nonemployee directors who are members of the Executive Committee receive a fee of $1,100 per Executive Committee meeting. Nonemployee directors who are members of the Nominating Committee receive a fee of $900 per meeting. Under the Deferred Fee Plan for Outside Directors (the "Deferred Fee Plan"), directors are permitted annually to request that the payment of any compensation that may be payable to them for services as a director or committee member be deferred for payment, with interest, at a later time. The deferred payments would be actually funded by a transfer of cash into a deferred compensation trust (a so-called "Rabbi Trust"), administered by an independent trustee, upon the occurrence of a threatened or actual change in control of the Corporation (as defined in the deferred compensation trust agreement). Under the Corporation's Directors Stock Incentive Plan, any director who is not an employee may elect to receive shares of the Corporation's Capital Stock in lieu of all or a portion of any consideration payable for services as a director that is not deferred pursuant to the Deferred Fee Plan. In addition, any director who is not an employee may elect to receive credits, representing shares of the Corporation's Capital Stock ("Stock Credits"), with respect to all or a portion of any consideration deferred pursuant to the Deferred Fee Plan. Directors who are not employees of the Corporation also receive $50,000 of life insurance coverage which is paid for by the Corporation. Directors who are employees of the Corporation do not receive any compensation for services as a director or as a member of any committee of the Board of Directors.

                         OWNERSHIP OF CAPITAL STOCK BY
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of the Corporation's Capital Stock as of August 12, 1996, by each director, each nominee for director, each Named Executive Officer (as hereinafter defined) and all directors and executive officers as a group.

                                                                 AMOUNT OF
                                                           BENEFICIAL OWNERSHIP
                    NAME OF BENEFICIAL OWNER                      (1)(2)
                    ------------------------               --------------------
         Richard C. Alberding...........................              234(3)
         Peter B. Bartlett..............................              800
         A. Peter Held..................................                0
         Warren H. Hollinshead..........................            1,980(4)
         Robert L. McGeehan.............................          212,031(5)
         Quentin C. McKenna.............................           20,538(6)
         Aloysius T. McLaughlin, Jr.....................           22,950
         William R. Newlin..............................            8,449(7)
         Larry Yost.....................................                0
         H. Patrick Mahanes, Jr.........................           85,068
         Richard J. Orwig...............................           81,927
         Michael W. Ruprich.............................           38,658
         David B. Arnold................................           79,032
         Directors and Executive Officers as a Group (16
           persons).....................................          689,959(8)(9)

- ---------

(1) The figures shown include 165,489, 69,800, 62,793, 34,834, 55,756 and
    475,392 shares over which Messrs. McGeehan, Mahanes, Orwig, Ruprich and Arnold and all directors and executive officers as a group, respectively, have the right to acquire within 60 days of August 12, 1996, pursuant to the Corporation's stock option plans.

(2) No individual beneficially owns in excess of one percent of the total shares outstanding. Directors and executive officers as a group beneficially own 2.5% of the total shares outstanding. Unless otherwise noted, the shares shown are subject to the sole voting and investment power of the person named.

(3) All such shares are owned jointly by Mr. Alberding and his wife.

(4) All such shares are owned jointly by Mr. Hollinshead and his wife.

(5) The figure shown includes 8,214 shares owned jointly by Mr. McGeehan and his wife.

(6) The figure shown includes 100 shares owned by Mr. McKenna's wife, of which shares he has disclaimed beneficial ownership.

(7) The figure shown includes 611 shares owned jointly by Mr. Newlin and his wife.

(8) In addition to these shares, Messrs. Bartlett, Held, Hollinshead, McLaughlin, Newlin and Yost hold Stock Credits for an aggregate of 12,147 shares to which they are entitled at certain dates in the future, pursuant to the Deferred Fee Plan described on page 4.

(9) In addition to these shares, Messrs. McGeehan, Mahanes, Orwig, Ruprich and Arnold and all executive officers as a group hold Stock Credits for 6,625, 2,981, 3,313, 3,314, 1,739 and 19,007 shares to which they are entitled, respectively, at certain dates in the future, pursuant to the Corporation's Performance Stock Bonus Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by the Corporation during its last three fiscal years to its Chief Executive Officer and each of the four most highly compensated executive officers of the Corporation (the "Named Executive Officers") whose aggregate direct remuneration exceeded $100,000 during the fiscal year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                           ANNUAL COMPENSATION       COMPENSATION     ALL OTHER
                                         ------------------------       AWARDS       COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      SALARY($)    BONUS($)(2)    OPTIONS (#)      (3)(4)($)
- ----------------------------   ----      ---------    -----------    ------------    ------------
Robert L. McGeehan,            1996       513,025       240,000          20,000         25,793
  President and                1995       463,662       375,000          45,000         11,827
  Chief Executive Officer      1994       383,541       290,000         100,000(1)      16,349

H. Patrick Mahanes, Jr.,       1996       285,765        98,000          15,000          5,750
  Vice President,              1995       265,345       160,000          25,800          6,241
  Chief Operating Officer      1994       217,711       100,000             -0-          8,436

Richard J. Orwig,              1996       248,665       100,000          13,000          5,970
  Vice President,              1995       215,072       140,000          20,793          6,461
  Chief Financial and          1994       177,728       100,000             -0-          7,443
  Administrative Officer

Michael W. Ruprich,            1996       197,968       103,696          11,000          5,045
  Vice President               1995       178,384       123,270          11,334          4,500
  Kennametal Inc. and          1994       155,044        82,693             -0-          4,660
  President J&L Industrial
  Supply Company (5)

David B. Arnold,               1996       221,577        52,500          11,000          7,151
  Vice President and           1995       211,504       100,000          20,756          6,716
  Chief Technical Officer      1994       201,835        60,000             -0-          7,691

- ---------

(1) Adjusted for the effect of a two-for-one stock split effected on August 22, 1994.

(2) Includes, for each of the Named Executive Officers, bonuses paid in shares of Capital Stock or in Stock Credits as elected by the individual under the Corporation's Performance Bonus Stock Plan.

(3) This figure includes imputed income based upon premiums paid by the Corporation to secure and maintain for certain officers, including all executive officers of the Corporation who elect to participate, a $500,000 term life insurance policy on the life of such officer until he or she reaches age 65. For Mr. McGeehan and Mr. Arnold, this figure also includes amounts paid for Medicare tax and income tax gross-up on supplemental pension benefit accruals.

(4) This figure includes amounts contributed by the Corporation under its Thrift Plan. Eligible employees may elect to contribute 2% to 12% of their monthly compensation (salary and, if applicable, bonus) to this plan. The Corporation contributes to each participant's account an amount equal to one-half of that portion of the employee's contribution which does not exceed 6% of the employee's compensation. Contributed sums are invested in proportions as directed by the employee in an Equity Fund, a Fixed Income Fund and a Balanced Fund (consisting of both equity and fixed income securities), each managed by investment management companies, and can be withdrawn by the employee only upon the occurrence of certain events. Certain terms of the plan are designed to make available to participants the provisions of section 401(k) of the Internal Revenue Code, which permit elective employee contributions on a pre-tax basis.

(5) J&L Industrial Supply Company is a wholly owned subsidiary of Kennametal Inc. Effective July 1, 1996, Mr. Ruprich was named Director of Global Marketing and Sales, Kennametal Inc.

EMPLOYMENT AGREEMENTS

     The Corporation has agreements with four (4) of the Named Executive Officers and three (3) other executive officers whereby, subject to review by the Board of Directors and a provision for termination without cause by either party upon written notice, they will be employed by the Corporation. The agreements generally provide that the officers will devote their entire time and attention to the business of the Corporation, will refrain during employment and for three years thereafter from competing with the Corporation, and will not disclose confidential or trade secret information belonging to the Corporation. These agreements also require the officers to assign to the Corporation all inventions conceived or made during their employment by the Corporation. The agreements provide for severance payments upon termination of employment occurring either before or after a change in control of the Corporation. Change in control is defined to include a business combination involving the Corporation or the acquisition of more than 25% of the Corporation's outstanding Capital Stock by persons not then affiliates of the Corporation, coupled with a change in membership of at least a majority of the directors, not approved by at least two-thirds (2/3) of the Corporation's directors immediately prior to the change in control.

     In the event of termination of his employment by the Corporation prior to a change in control, each officer would receive as severance pay an amount equal to three months' base salary at the time of such termination. In the event of termination of employment by either party at or after a change in control of the Corporation, each officer would receive as severance pay during the four consecutive years following such termination 85%, 70%, 60% and 50%, respectively, of the sum of (i) his respective annual base salary at the date of termination or, at the officer's election, his salary as of the beginning of the month preceding the month in which the change in control occurs, and (ii) his bonus for the fiscal year ended immediately prior to the date of termination or, at the officer's election, his bonus for the next prior fiscal year. During such severance payment period, the officer would receive the same medical and group insurance benefits that he received at the date of termination. Severance payments following a change in control of the Corporation would cease to any officer who enters the employment of a competitor, upon the expiration of nine months of employment with any other employer, or in any event when the officer attains the age of sixty-five.

     In addition to the severance payments, the agreements provide for the annual payment of supplemental retirement benefits for life following termination of active employment by retirement or disability. These supplemental retirement benefits vest in equal annual increments over a term of five years commencing on the officer's 56th birthday or which vest completely upon the occurrence of a change in control of the Corporation, whether or not the transaction or election causing the change in control is approved by at least two-thirds (2/3) of the directors. If the officer dies while actively employed or receiving such payments, his spouse or other designated beneficiary will receive annually up to 50% of the vested amount for life. The severance payments and the accrued supplemental retirement benefits would be funded by the transfer of cash into the Rabbi Trust upon the occurrence of a threatened or actual change in control of the Corporation (as defined in the deferred compensation trust agreement).

STOCK OPTIONS

     The Kennametal Inc. Stock Option and Incentive Plan of 1988 (the "1988 Plan") provides for the granting of nonstatutory and incentive stock options and share awards covering 1,000,000 shares of the Capital Stock of the Corporation. The Kennametal Inc. Stock Option and Incentive Plan of 1992 (the

"1992 Plan") provides for the granting of nonstatutory and incentive stock options and share awards covering the lesser of 1,650,000 shares (gross) and 1,100,000 shares (net) of the Corporation's Capital Stock. Although options are still outstanding under the Kennametal Inc. Stock Option Plan of 1982, as amended, no further grants of options may be made under that plan.

     Under each of the plans, the price at which shares covered by an option may be purchased must not be less than the fair market value of such shares at the time the option is granted or, in the case of the non-qualified stock options granted under the 1992 Plan, at not less than 75% of the fair market value. The purchase price must be paid in full at the time of exercise either in cash or, in the discretion of the Committee administering the plan, by delivering shares of the Corporation's Capital Stock or a combination of shares and cash having an aggregate fair market value equal to the purchase price. Under the 1988 Plan, any shares of the Corporation's Capital Stock delivered as payment, in whole or in part, of the purchase price must have been held by the optionee for at least six months.

     The following table sets forth information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         GRANT DATE
                                                INDIVIDUAL GRANT                          VALUE(2)
                           ----------------------------------------------------------    ----------
                             NUMBER OF       % OF TOTAL
                            SECURITIES        OPTIONS
                            UNDERLYING       GRANTED TO     EXERCISE OR                  GRANT DATE
                              OPTIONS       EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT
          NAME             GRANTED(1)(#)    FISCAL YEAR      ($/SHARE)        DATE       VALUE ($)
- ------------------------   -------------    ------------    -----------    ----------    ----------
Robert L. McGeehan......       20,000            3.4          31.0625       10/29/05       255,957
H. Patrick Mahanes, Jr..       15,000            2.6          37.0625        7/29/05       245,276
Richard J. Orwig........       13,000            2.2          37.0625        7/29/05       212,572
Michael W. Ruprich......       11,000            1.9          37.0625        7/29/05       179,869
David B. Arnold.........       11,000            1.9          37.0625        7/29/05       179,869

- ---------

(1) These options were granted with an exercise price equal to the fair market value of the Capital Stock on the date of grant and require the optionee to hold ten percent of the shares received from any exercise for a one-year period from the date of exercise.

(2) Based on the Black-Scholes Option Valuation model adjusted for dividends to determine grant date present value of the options. The Corporation does not advocate or necessarily agree that the Black-Scholes model properly reflects the value of an option. The assumptions used in calculating the option value include the following: a risk-free interest rate of 6.04% for Mr. McGeehan and 6.28% for all others (the rate applicable to a ten-year treasury security at the time of the award); a dividend yield of 1.9% (the annualized yield at the date of grant); volatility of 30.337% for Mr. McGeehan and 30.227% for all others (calculated using daily stock returns for the twelve-month period preceding the option award); and a stock price at date of grant of $31.0625 for Mr. McGeehan and $37.0625 for all others (the exercise price at which these options were granted was equal to the fair market value on the date of grant). No adjustments were made for forfeitures or vesting restrictions on exercise. The value of these options under the Black-Scholes model of option valuation applying the preceding assumptions is $12.79783 per share for Mr. McGeehan and $16.35170 per share for all others. The ultimate values of the options will depend on the future market price of the Corporation's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Corporation's stock over the exercise price on the date the option is exercised.

     The following table sets forth information concerning options to purchase the Corporation's Capital Stock held by the Named Executive Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF
                                                               SECURITIES           VALUE OF
                                                               UNDERLYING          UNEXERCISED
                                                              UNEXERCISED         IN-THE-MONEY
                                                                OPTIONS              OPTIONS
                                                               AT FISCAL            AT FISCAL
                                                 VALUE        YEAR END (#)        YEAR END ($)
                           SHARES ACQUIRED     REALIZED       EXERCISABLE/        EXERCISABLE/
          NAME             ON EXERCISE (#)        ($)        UNEXERCISABLE        UNEXERCISABLE
- ------------------------   ---------------    -----------    --------------    -------------------
Robert L. McGeehan......        10,301          212,780      165,489/33,274      1,830,504/569,681
H. Patrick Mahanes, Jr..        16,120          341,545            69,800/0              525,338/0
Richard J. Orwig........         2,000           41,937            68,938/0              587,520/0
Michael W. Ruprich......           -0-              -0-            34,834/0              144,684/0
David B. Arnold.........        10,000          148,437            55,756/0              462,743/0

RETIREMENT BENEFITS

     The following table indicates, for purposes of illustration, the approximate annual retirement benefits that would be payable at the present time on a straight life annuity basis pursuant to the Kennametal Inc. Retirement Income Plan and agreements providing supplemental retirement benefits under various assumptions as to salary and years of service to employees in higher salary classifications. The amounts shown have not been adjusted for Social Security offset.

                               PENSION PLAN TABLE

                          ANNUAL BENEFIT UPON RETIREMENT WITH YEARS OF CREDITED
                                            SERVICE INDICATED
                       -----------------------------------------------------------
ANNUALIZED COVERED
   COMPENSATION          15           20           25           30           35
- ------------------     -------     --------     --------     --------     --------
     $ 75,000          $22,500     $ 30,000     $ 37,500     $ 41,250     $ 45,000
      100,000           30,000       40,000       50,000       55,000       60,000
      150,000           45,000       60,000       75,000       82,500       90,000
      200,000           60,000       80,000      100,000      110,000      120,000
      250,000           75,000      100,000      125,000      137,500      150,000

     Pursuant to the Kennametal Inc. Retirement Income Plan, annual benefits payable upon retirement to eligible salaried employees are calculated based upon a monthly benefit equal to 2% of Covered Compensation for each year of credited service up to a maximum of twenty-five years, plus 1% of Covered Compensation for each year of credited service over twenty-five years, less 1.5% of the primary monthly Social Security benefit payable for each year of credited service up to a maximum of 33 1/3 years (50% of the monthly Social Security benefit). Covered Compensation is based on average monthly earnings, consisting solely of base salary and bonus (which amounts for the past three fiscal years are included in the Salary and Bonus columns of the Summary Compensation Table), for the nine years out of the last twelve years of service immediately preceding retirement during which the highest compensation was received. The entire cost of the plan is paid by the Corporation. Under the Internal Revenue Code, certain limits are imposed on payments under the plan. Payments in excess of the maximum annual pension benefits payable under this plan to the Named Executive Officers and certain other executive officers would be paid pursuant to agreements with such individuals providing for the annual payment of supplemental retirement benefits, as more fully described under the section "Employment Agreements" above.

     As of June 30, 1996, the credited years of service under the Retirement Income Plan for the Named Executive Officers were approximately: Robert L. McGeehan, 23 years; H. Patrick Mahanes, Jr., 11 years; Richard J. Orwig, 12 years; Michael W. Ruprich, 7 years; and David B. Arnold, 17 years.

     Annualized Covered Compensation as of June 30, 1996, for purposes of the retirement benefits table set forth above for the Named Executive Officers is as follows: Robert L. McGeehan, $150,000; H. Patrick Mahanes, Jr., $149,773; Richard J. Orwig, $140,017; Michael W. Ruprich, $135,752; and David B. Arnold, $150,000.

                        REPORT OF THE BOARD OF DIRECTORS
                      COMMITTEE ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

Executive and managerial compensation programs at the Corporation are designed and implemented with certain guiding principles in mind:

    - To link the interests of executives and managers to the interests of the stockholders and other potential investors.

    - To provide incentives for working toward increasing the market value of the stock and to increase stockholder value through value management.

    - To provide incentives for strategic vision and decision-making that will promote the longer-term health and viability of the Corporation.

    - To provide incentives for innovation, quality management, responsiveness to customer needs, value-added products and services, and an action-oriented approach to opportunities in the marketplace.

    - To attract and retain individuals with the leadership and technical skills required to carry the Corporation forward into the future, given the belief that the Corporation's human resources can provide a competitive advantage in the marketplace.

GENERAL COMPENSATION PLAN DESIGN

Executive and management compensation plans consist of (1) a long-term element,
(2) annual performance rewards, (3) basic compensation, and (4) executive ownership goals.

    - The primary vehicles for providing long-term incentives are the Corporation's stock option plans. The belief is that key executives and certain managers should hold stock options in such quantities as to provide an incentive to make decisions and take actions that will enhance the performance of the Corporation and increase its value. The interests of stockholders and executives are tied together by the market value of the stock.

    - Annual performance rewards include a management performance bonus plan and annual base salary merit increases.

     -- The Management Performance Bonus Plan for executives and managers, is designed to closely tie bonus awards to corporate performance, unit performance, and individual contribution, relative to the Corporation's business plans, strategies, and stockholder value creation. The Bonus Plan is also intended to maintain management compensation at a competitive level, as indicated by published compensation surveys.

     -- The annual Base Salary Merit Increase Review for executives provides rewards for more qualitative achievements in innovation, quality, service to the customer, and leadership.

        Consideration is given to competitive salary increases that are being awarded by other industrial firms, as indicated by published salary surveys.

    - Basic compensation, for executives, is intended to be competitive in the employment market and is designed to attract, retain, and motivate high-quality individuals. Basic compensation includes base salary, flexible and fixed benefit plans, minor executive perquisites, and the Supplemental Executive Retirement Plan.

    - In 1995, executive stock ownership goals were established by the Chief Executive Officer, ratified by the Board of Directors Committee on Executive Compensation, and presented to the Board of Directors. The ownership goals are voluntary but very much encouraged.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    - The Chief Executive Officer, Mr. Robert L. McGeehan, received a stock option award of 20,000 shares on October 30, 1995. The option price was the average of the high and low market prices on the date of the award. Ten percent of shares exercised must be held in ownership for a period of one year following the exercise date. On October 30, 1995, the option award was approved by the Board of Directors.

    - Under the plan design of the Management Performance Bonus Plan for Fiscal Year 1996, a stockholder value creation target and a bonus pool were calculated by management and approved by the Board of Directors. Based on the actual level of stockholder value creation in Fiscal Year 1996 and on specific personal achievements, the Committee recommended a bonus award of $200,000 for the Chief Executive Officer. On July 29, 1996, Mr. McGeehan's bonus award was approved by the Board of Directors.

    - Mr. McGeehan's base salary was reviewed by the Board of Directors Committee on Executive Compensation in January 1996. In recognition of Mr. McGeehan's leadership and performance as Chief Executive Officer of the Corporation, and in consideration of competitive salary survey data, the Committee recommended a base salary increase to $540,000, effective February 1, 1996. The increase was approved by the Board of Directors on January 29, 1996. The base salary increase, the aforementioned bonus award, and the aforementioned stock option award, constituted a coordinated compensation program for Mr. McGeehan's leadership in performance of certain corporate value creation goals, and in the general growth and performance of the Corporation.

COMPENSATION OF EXECUTIVE OFFICERS

    - Stock options were awarded to the executive officers and others, on July 30, 1995, for the purpose of providing an incentive for managing the continuing performance and value of the Corporation. The awards, as recommended by the Chief Executive Officer, were approved by the Board of Directors Committee on Executive Compensation on July 30, 1995.

    - Individual executive officer bonus awards were determined by corporate performance (actual value creation vs. planned value creation), by unit performance, and by individual performance. The awards, as recommended by the Chief Executive Officer, were approved by the Board of Directors Committee on Executive Compensation on July 28, 1996.

    - Base salary performance increases for certain corporate executive officers were approved by the Board of Directors Committee on Executive Compensation on January 22, 1996. The individual increases, as recommended by the Chief Executive Officer and approved by the Committee, were based on individual performance and competitive salary survey data.

    - A. Peter Held became a member of the Committee on Executive Compensation on July 30, 1995.

                                            Committee on Executive Compensation:

                                            Aloysius T. McLaughlin, Jr.,
                                            Chairman
                                            Warren H. Hollinshead
                                            A. Peter Held

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph compares cumulative total stockholder return on the Corporation's Capital Stock with the cumulative total stockholder return on the common equity of the companies in the Standard & Poor's Mid-Cap 400 Market Index (the "S&P Mid-Cap") and a peer group of companies determined by the Corporation (the "Peer Group") for the period from July 1, 1991 to June 30, 1996. The Peer Group consists of the following companies: Acme-Cleveland Corp.; Binks Manufacturing Co. Inc.; Brown & Sharpe Manufacturing Co.; Cincinnati Milacron Inc.; Federal Screw Works Inc.; Federal-Mogul Corp.; Gleason Corp.; Kaydon Corp.; Monarch Machine Tool Co. Inc.; Newcor Inc.; Regal-Beloit Corp.; Snap-On Tools Corp.; SPS Technologies Inc.; L S Starrett Co. Inc.; and Timken Co. Inc.

     Measurement Period           KENNAMETAL
    (Fiscal Year Covered)            INC        S&P MID- CAP     PEER GROUP
1991                                100.00         100.00          100.00
1992                                100.00         122.00          110.00
1993                                103.5          147.13          142.04
1994                                152.85         147.20          142.67
1995                                220.70         177.68          163.85
1996                                221.00         219.00          180.00

The above graph assumes a $100 investment on July 1, 1991, in each of Kennametal Inc. Capital Stock, the S & P Mid-Cap and the Peer Group, and further assumes the reinvestment of all dividends.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth each person or entity who may be deemed to have beneficial ownership of more than 5% of the outstanding Capital Stock of the Corporation based upon information available to the Corporation as of September 3, 1996.

                                                 PERCENT OF
                                NUMBER OF       OUTSTANDING
      NAME AND ADDRESS           SHARES       CAPITAL STOCK(1)
- ----------------------------    ---------     ----------------
FMR Corp.                       3,458,757(2)        12.9%
82 Devonshire Street
Boston, MA 02109

PRIMECAP Management Company     1,639,700(3)         6.1%
225 South Lake Avenue #400
Pasadena, CA 91101-3005

- ---------

(1) Based on the number of shares outstanding as of September 3, 1996.

(2) According to a Schedule 13G amendment filed in March 1996, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,418,657 shares, or 12.8% of the Capital Stock outstanding as of September 3, 1996, as investment adviser to several registered investment companies (the "Fidelity Funds"). The stock ownership of one investment company, Fidelity Magellan Fund, amounted to 2,651,854 shares, or 9.9% of the Capital Stock outstanding. Edward C. Johnson, III, Chairman of FMR Corp., FMR Corp. and the Fidelity Funds each has sole power to dispose of the 3,418,557 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson, III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds; such power resides with the Fidelity Funds' Board of Trustees. Fidelity Management Trust Company, another wholly-owned subsidiary of FMR Corp., is the beneficial owner of 40,100 shares, or 0.1% of the Capital Stock outstanding, as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson, III and FMR Corp. each has sole power to dispose of the 40,100 shares owned by the institutional accounts but no power to vote or direct the voting of such shares.

(3) According to a Schedule 13G dated May 6, 1996, PRIMECAP Management Company is a registered investment advisor. All shares are held with sole voting power and sole dispositive power.

        PROPOSED KENNAMETAL INC. STOCK OPTION AND INCENTIVE PLAN OF 1996

     In July 1996, the Board of Directors adopted, subject to stockholder approval at the 1996 annual meeting, the new Kennametal Inc. Stock Option and Incentive Plan of 1996 (the "1996 Plan"). The Board recommends that the 1996 Plan be approved by the stockholders.

     The Kennametal Stock Option Plan of 1988, as amended (the "1988 Plan"), currently provides for the granting to officers and key employees of options to purchase shares of Capital Stock. The Kennametal Inc. Stock Option and Incentive Plan of 1992 (the "1992 Plan") currently provides for the granting to officers and key employees of options to purchase and awards of shares of Capital Stock. See "Compensation of Executive Officers--Stock Options." As of August 12, 1996, only 13,210 shares of Capital Stock remain available for grant under the 1988 Plan and the 1992 Plan.

     In the judgment of the Board of Directors, it is important that the Corporation be in a position to continue to grant stock options and, to make certain limited stock awards in the form of shares, to officers and employees who are responsible for the Corporation's continued growth, development and future financial success, in order to secure to the Corporation the advantages of incentive and the sense of proprietorship inherent in stock ownership by such person, to reward prior performance and to assist in the Corporation's efforts to recruit, retain and motivate high quality employees. Furthermore, the Board believes that it is important to have the ability to grant stock-based compensation to non-employee directors in order to recruit and retain highly qualified directors and to further align their interests with those of shareholders.

GENERAL

     The following description is intended to summarize certain provisions of the new 1996 Plan if adopted as proposed. The full text of the 1996 Plan is set forth in Exhibit A hereto and the following description is qualified in its entirety by reference to Exhibit A.

     Administration. The 1996 Plan is to be administered by the full Board of Directors or by a committee of the Board (the "Plan Administrator") constituted to permit transactions under the Plan to comply with Rule 16b-3 of the Securities Exchange Act of 1934. Subject to the terms of the 1996 Plan, the Plan Administrator will select from eligible employees those persons to whom options will be granted and/or shares awarded. The Plan Administrator will determine the type of option, the number of shares to be included in each option, the option price and the period in which each option may be exercised. The Plan Administrator also will determine the number of shares to be awarded pursuant to the Plan and the terms and conditions which must be met in order for such shares to vest.

     Eligibility. Options and shares may be granted under the 1996 Plan to directors, officers and employees of the Corporation and its subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business of the Corporation. There currently are approximately 200 officers and employees of the Corporation who may be eligible generally under the 1996 Plan, including officers named in the table shown under "Compensation of Executive Officers" in this Proxy Statement, although other employees may receive options or shares under the 1996 Plan to reward superior performance. No determination has been made as to the individuals to whom options may be granted, shares may be awarded, or the amount of options or shares that may be granted to any such individual under the 1996 Plan.

     Shares Available for Issuance. The 1996 Plan provides for the issuance of 1,500,000 shares of Capital Stock, although the maximum number of shares of Capital Stock that can take the form of share awards is 75,000. The number of shares available under the 1996 Plan is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the Corporation. Shares covered by options granted under the 1996 Plan that terminate or expire without being exercised and, in certain cases, shares that are awarded pursuant to the 1996 Plan but that are forfeited will remain available for the future granting of options and share awards under the 1996 Plan. No options or share awards can be granted under the 1996 Plan after October 25, 2006.

     Stock Options. The 1996 Plan provides for the Plan Administrator, in its discretion, to grant options either in the form of incentive stock options ("Incentive Stock Options") qualified as such under the Internal Revenue Code of 1986, as amended, or other options ("Nonstatutory Stock Options"). See "Federal Income Tax Consequences" below for a summary of the differing tax consequences of Incentive Stock Options and Nonstatutory Stock Options. The aggregate fair market value of the shares with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year may not exceed $100,000 determined at the time of the grant. Options designated as Incentive Stock Options in excess of such limitation automatically are reclassified as Nonstatutory Stock Options, as described in the 1996 Plan.

     The price at which each share covered by an option granted under the 1996 Plan may be purchased will be determined in each case by the Plan Administrator but may not be less than the fair market value at the time the option is granted. Fair market value is defined to be the mean between the highest and lowest sales prices for the Capital Stock of the Corporation as reported on the New York Stock Exchange--Composite Transactions reporting system for the date in question or, if no sales were made on that date, on the next preceding date on which sales were made. On September 4, 1996, such fair market value for the Corporation's Capital Stock was $31.31 per share.

     An option may be exercised in whole at any time or in part from time to time within such period as may be determined by the Plan Administrator provided that the option period for an Incentive Stock Option may not exceed ten years from the granting of the option. If the optionee ceases to be employed by the Corporation or any of its subsidiaries, the option may be exercised only within three months after the termination of employment and within the option period, or, if such termination was due to disability or retirement, within one year after termination of employment and within the option period, unless such termination of employment shall be for cause or in violation of an agreement by the optionee to remain in the employ of the Corporation or the subsidiary, in which case the option shall terminate. In the discretion of the Plan Administrator, the option period may be extended for up to three years from the date of termination regardless of the original option period. Further, the option may be exercised only within 450 calendar days after the optionee's death and within the option period and only by the optionee's personal representatives or persons entitled thereto under the optionee's will or the laws of the descent and distribution.

     The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option (i) in cash, (ii) through a cashless exercise procedure in which a broker sells sufficient shares to deliver the exercise price to the Company or (iii) in the discretion of the Plan Administrator, (a) by delivering shares of Capital Stock (held by the participant for at least six (6) months) having an aggregate fair market value equal to the option price of the shares being purchased; (b) through an election to withhold shares of Capital Stock otherwise issuable having an aggregate fair market value equal to the option price of the shares being purchased; or (c) through any combination of the foregoing.

     The Plan Administrator, in its discretion, may grant rights authorizing the automatic issuance, upon exercise of an option granted under the 1996 Plan, the 1992 Plan, the 1988 Plan or the 1982 Plan using previously owned shares, of additional stock options under the 1996 Plan with an exercise price equal to the fair market value on the date of exercise and for up to the number of shares delivered in payment of the exercise price of the option. Such additional stock options must have the same option period as the original option.

     In consideration for the granting of each option, the optionee shall agree to remain in the employment of the Corporation or a subsidiary for at least one year from the date of the granting of the option or until the first day of the month coinciding with or next following the optionee's sixty-fifth birthday, whichever may be earlier.

     Share Awards. The Plan Administrator may from time to time award shares to participants pursuant to share award agreements which may contain such terms and conditions as the Plan Administrator shall determine. The aggregate maximum number of shares of Capital Stock that may take the form of share awards is 75,000. The Plan Administrator may establish such vesting period, schedule and criteria as it deems appropriate for each share award, such as vesting in installments upon the achievement by the Corporation or grantee of specified periods of continued employment, specific performance criteria or other goals; provided, however, that any single award of shares to a participant in an amount greater than 100 shares shall vest only upon the Corporation satisfying specified performance goals. If the grantee or the Corporation, as the case may be, fails to achieve the designated goals or the grantee ceases to be employed by the Corporation for any reason prior to the expiration of the vesting period, the grantee will forfeit all non-vested shares.

     Allotment of Shares. Not more than 15% of the aggregate number of shares subject to the 1996 Plan may be optioned or awarded in the aggregate to any one individual excluding shares covered by an option previously granted to the individual to the extent it has expired or terminated without being exercised and excluding shares to the extent the award has terminated without such shares having vested.

     Change in Control. The 1996 Plan provides that in the event of a change in control of the Corporation (as defined in the 1996 Plan), (a) all options that become exercisable in installments shall become immediately exercisable in full,
(b) an optionee who ceases to be employed by the Corporation or a subsidiary within one year following the change in control may in all events exercise his or her options for a period of three months after the termination of employment and within the option period, and (c) all awards of shares which have not previously vested shall become vested.

     Tax Withholding. When shares are issued under the 1996 Plan, or if an optionee makes a disqualifying disposition of shares acquired upon exercise of an Incentive Stock Option, the Corporation has the right to require the optionee to remit to the Corporation an amount sufficient to satisfy required income tax withholding. In the discretion of the Plan Administrator, the grantee may elect to satisfy this withholding obligation by requesting that the Corporation withhold shares of stock otherwise issuable to him or her or by delivering to the Corporation previously owned shares. All such elections will be subject to the approval of the Plan Administrator.

     Amendment or Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the 1996 Plan, provided that no such action may deprive any person without such person's consent of any rights granted under the plan.

FEDERAL INCOME TAX CONSEQUENCES

     Stock Options. The grantee of an Incentive Stock Option under the 1996 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the Corporation entitled to any deduction. The exercise of an Incentive Stock Option is also not a taxable event although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for two years from the date the option was granted and one year from the date the stock was transferred to the grantee (the "ISO Holding Period"), then the grantee will have a long-term capital gain or loss on the sale of such stock measured by the difference between the amount realized and the option price. If the ISO Holding Period is not met, upon disposition of such shares (a "disqualifying disposition"), the grantee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price limited, however, to the gain on sale. Any additional gain would be taxable as long-term or short-term capital gain. If the Incentive Stock Option is exercised by delivery of previously owned shares of Capital Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the grantee on the transfer of such previously owned shares. However, if the previously owned shares transferred were acquired through the exercise of an Incentive Stock Option, the grantee may realize ordinary income with respect to the shares used to exercise an Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the grantee recognizes ordinary income upon a disqualifying disposition, the Corporation will be entitled to a tax deduction in the same amount.

     The grantee of a Nonstatutory Stock Option under the 1996 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the Corporation then entitled to any deduction. Upon exercise of a Nonstatutory Stock Option (or, in certain cases, six months after the date of grant), the grantee will realize compensation taxable as ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise (or, if applicable, the date six months from the date of grant) over the option price. The Corporation will be entitled to a deduction in the same amount and at the same time. Upon the sale of shares acquired on exercise of a Nonstatutory Stock Option, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of exercise (or, if applicable, the date six months later). If the exercise price of a Nonstatutory Stock Option is paid in whole or in part in shares of Capital Stock, the tax results to the grantee are (i) a tax-free exchange of previously owned shares for an equivalent number of new shares and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged.

     Share Awards. The grantee of shares awarded under the 1996 Plan will normally not be required to recognize any income for federal income tax purposes at the time of the award, nor is the Corporation entitled to any deduction, to the extent that the shares awarded have not vested. When any part of a share award vests, the grantee will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested shares on the vesting date. The grantee may, however, make an election (the "Tax Election") within thirty days following the grant of the share award, to be taxed at the time of the award based on the fair market value of the shares on that date. The Corporation will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the share awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the award vested (or on the date of grant if the grantee made the Tax Election).

VOTE REQUIRED FOR ADOPTION OF THE 1996 PLAN

     The affirmative vote of holders of a majority of the shares present and voting at the meeting is required for approval of the 1996 Plan provided that a majority of outstanding shares votes on the matter. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1996 PLAN.

                              ELECTION OF AUDITORS

     Unless otherwise directed by the stockholders, proxies will be voted for the election of Arthur Andersen LLP as the Corporation's independent auditors for the fiscal year ending June 30, 1997. The affirmative vote of the holders of at least a majority of the shares cast at the meeting is required to elect such firm as auditors. Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S AUDITORS.

                   FORM 10-K ANNUAL REPORT TO THE SECURITIES
                            AND EXCHANGE COMMISSION

     COPIES OF THE ANNUAL REPORT (FORM 10-K) OF THE CORPORATION FOR THE FISCAL YEAR ENDED JUNE 30, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE TO STOCKHOLDERS AFTER SEPTEMBER 30, 1996. A STOCKHOLDER MAY OBTAIN ONE WITHOUT CHARGE BY WRITING TO: CHIEF FINANCIAL OFFICER, KENNAMETAL INC., P.O. BOX 231, LATROBE, PENNSYLVANIA 15650.

                                 OTHER MATTERS

     The Corporation knows of no other matters to be presented for action at the annual meeting. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

     The Corporation will pay the expense in connection with the printing, assembling and mailing of the notice of meeting, this Proxy Statement and the accompanying form of proxy to the holders of Capital

Stock of the Corporation. In addition to the use of the mails, proxies may be solicited by directors, officers or employees of the Corporation personally or by telephone or telex or facsimile. The Corporation may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expense in so doing. In addition, the Corporation has retained the services of Georgeson & Company Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians, nominees, other fiduciaries and other stockholders of the Corporation. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $20,000.

STOCKHOLDER PROPOSALS AND NOMINATING PROCEDURES

     Stockholders who intend to submit a proposal for inclusion in the Corporation's 1997 Proxy Statement for consideration at the Annual Meeting of the Stockholders of the Corporation to be held in October 1997 must submit such proposal to the attention of the Secretary of the Corporation at the address of its executive offices no later than May 23, 1997. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission and must contain certain information specified in the By-Laws of the Corporation.

     The By-Laws of the Corporation require that all stockholder proposals to be submitted at the Annual Meeting but not included in the Corporation's Proxy Statement be submitted to the Secretary of the Corporation at the address of its executive offices prior to July 1, 1997, together with certain information specified in the By-Laws. The By-Laws of the Corporation also require that nominations for directors to be elected at the 1997 Annual Meeting, other than those made by the Board of Directors, be submitted to the Secretary of the Corporation no earlier than May 1, 1997 and prior to July 1, 1997. The By-Laws require that notice of such nominations contain certain information regarding the nominee and certain information regarding the nominating stockholder. Any stockholder may obtain a copy of the applicable By-Law from the Secretary of the Corporation upon written request.

                                                                       EXHIBIT A

                                KENNAMETAL INC.
                    STOCK OPTION AND INCENTIVE PLAN OF 1996

SECTION 1. ESTABLISHMENT.

     There is hereby established the Kennametal Inc. Stock Option and Incentive Plan of 1996 (hereinafter called the "Plan") pursuant to which directors, officers and employees of Kennametal Inc. (hereinafter called the "Company") and its subsidiaries who are mainly responsible for its continued growth and development and future financial success may be granted options to purchase shares of Capital Stock of the Company (as defined in Section 5 below) and/or may receive awards of shares of Capital Stock in order to secure to the Company the advantage of the incentive and sense of proprietorship inherent in stock ownership by such persons, to reward such persons for services previously performed and/or as an added inducement to continue to provide service to the Company.

SECTION 2. DURATION.

     Options and share awards under this Plan may be granted only within the ten-year period beginning on the date on which the Plan is adopted by the stockholders. Any options or share awards outstanding after the expiration of such ten-year period may be exercised within the periods prescribed by Section 7.

SECTION 3. ADMINISTRATION.

     The Plan shall be administered by the full Board of Directors or a committee constituted so as to permit transactions under the Plan to comply with Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Plan Administrator"). Subject to the provisions of the Plan, the Plan Administrator is authorized to adopt such rules and regulations and to take such action in the administration of the Plan as it shall deem proper.

SECTION 4. ELIGIBILITY.

     Directors, officers and employees of the Company and its subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan. The Plan Administrator shall, in its sole discretion, from time to time, select from such eligible persons those to whom options shall be granted or shares awarded and determine the number of shares to be included in such option or award; provided, however, that no option may be granted in substitution for an outstanding option except as provided in
Section 12(d). No participant shall have any right to receive an option or share award, except as the Plan Administrator in its discretion shall determine. The term "subsidiary," where used in the Plan or in any stock option agreement entered into under the Plan, means a "subsidiary corporation" as defined in
Section 425 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code").

SECTION 5. SHARES SUBJECT TO THE PLAN.

     The total number of shares of stock which may be issued pursuant to the Plan shall be 1,500,000 shares of capital stock, par value $1.25 per share, of the Company (the "Capital Stock") provided, however, that: (i) the number of shares of Capital Stock to be issued pursuant to the Plan is subject to adjustment as provided in Section 12; and (ii) to the extent that options granted under the Plan shall expire or terminate without being exercised or shares awarded under the Plan shall be forfeited, such shares shall remain available for purposes of the Plan. Capital Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

SECTION 6. TYPES OF OPTIONS.

     Options granted pursuant to the Plan may be either options which are incentive stock options under Section 422 of the Code (hereinafter called "Incentive Stock Options") or other options (hereinafter called "Nonstatutory Stock Options"). Incentive Stock Options and Nonstatutory Stock Options shall be granted separately hereunder. The Plan Administrator, in its discretion, shall determine whether and to what extent options granted under the Plan shall be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan and any stock option agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code and rules and regulations promulgated or proposed thereunder.

SECTION 7. TERMS OF OPTIONS.

     Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the person to whom such option is granted and shall be subject to the following terms and conditions:

          (a) Subject to adjustment as provided in Section 12 of this Plan, the price at which each share covered by an option may be purchased shall be determined in each case by the Plan Administrator; provided, however, that such price shall not be less than the fair market value thereof at the time the option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company (or any parent or subsidiary corporation of the Company) and an option granted to such optionee is intended to qualify as an Incentive Stock Option, the option price shall be no less than 110% of the fair market value of the shares covered by the option on the date the option is granted.

          (b) The aggregate fair market value of shares of Capital Stock with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year (under all Plans of the Company and its subsidiaries) shall not exceed the limitations, if any, imposed by Section 422(d) of the Code (or any successor provision). If any option designated as an Incentive Stock Option, either alone or in conjunction with any other option or options, exceeds the foregoing limitation, the portion of such option in excess of such limitation shall automatically be reclassified (in whole share increments and without fractional share portions) as a Nonstatutory Stock Option, with later granted options being so reclassified first.

          (c) During the lifetime of the optionee the option may be exercised only by the optionee. The option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution or, if in compliance with Rule 16b-3 (or any successor rule), pursuant to a domestic relations order. After the death of the optionee, the option may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to the option may agree within the period specified in subsection 7(d)(iii) hereof.

          (d) An option may be exercised in whole at any time, or in part from time to time, within such period or periods (not to exceed ten years from the granting of the option in the case of an Incentive Stock Option) as may be determined by the Plan Administrator and set forth in the stock option agreement (such period or periods being hereinafter referred to as the "option period"), provided that:

             (i) If the optionee who is an employee of the Company or any of its subsidiaries shall cease to be employed by the Company or any of its subsidiaries, the option may be exercised only within three months after the termination of employment and within the option period or, if such termination was due to disability or retirement (as hereinafter defined), within one year after termination of employment and within the option period, unless such termination of employment shall be for cause or in violation of an agreement by the optionee to remain in the employ of the Company or one of its subsidiaries, in which case the option shall forthwith terminate; provided, however, that the Plan Administrator may in its sole discretion extend the option period of any option for up to three years from the date of termination of employment regardless of the original option period. For purposes of the Plan, retirement shall mean the termination of employment with the Company at a time when the participant in the Plan is eligible to receive immediately payable retirement benefits under the Company's then existing retirement plan or under any other retirement plan that is maintained by a Company subsidiary.

             (ii) If the optionee who is a director of the Company or any of its subsidiaries shall cease to serve as a director of the Company or any of its subsidiaries, the option may be exercised only within three months after the cessation of service and within the option period or, if such cessation was due to disability, within one year after cessation of service and within the option period, unless such cessation of service as a director was the result of removal for cause, in which case the option shall forthwith terminate; provided, however, that the Plan Administrator may in its sole discretion extend the option period of any option for up to three years from the date of cessation of service regardless of the original option period.

             (iii) If the optionee shall die, the option may be exercised only within 450 calendar days after the optionee's death and within the option period and only by the optionee's personal representative or persons entitled thereto under the optionee's will or the laws of descent and distribution;

             (iv) The option may not be exercised for more shares (subject to adjustment as provided in Section 12) after the termination of the optionee's employment, cessation of service as a director or the optionee's death (as the case may be) than the optionee was entitled to purchase thereunder at the time of the termination of the optionee's employment or the optionee's death;

             (v) If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation of the Company) and an option granted to such optionee is intended to qualify as an Incentive Stock Option, the option by its terms may not be exercisable after the expiration of five years from the date such option is granted; and

             (vi) No option granted to an optionee subject to Section 16(b) may be exercised during the six-month period beginning on the date of grant.

          (e) The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise (the "Payment Date") of the option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a registered broker-dealer under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to the Company of previously owned shares of Capital Stock having an aggregate fair market value equal to the option price of the shares being purchased pursuant to the exercise of the option; provided, however, that shares of Capital Stock delivered in payment of the option price must have been held by the participant for at least six (6) months in order to be utilized to pay the option price; (iv) through an election pursuant to Section 8 hereof to have shares of Capital Stock otherwise issuable to the optionee withheld to pay the exercise price of such option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) of this Section 7(e).

          (f) The Plan Administrator, in its discretion, may authorize "stock retention options" which provide, upon the exercise of an option granted under this Plan, the Stock Option Plan of 1982, the Stock Option and Incentive Plan of 1988 or the Stock Option and Incentive Plan of 1992 (a "prior option") using previously owned shares, for the automatic issuance of a new option under this Plan with an exercise price equal to the current fair market value and for up to the number of shares equal to the number of previously owned shares delivered in payment of the exercise price of the prior option. Such stock retention option shall have the same option period as the prior option.

          (g) In consideration for the granting of each option, the optionee shall agree to remain in the employment of the Company or one of its subsidiaries, at the pleasure of the Company or such subsidiary, for at least one year from the date of the granting of such option or until the first day of the month coinciding with or next following the optionee's sixty-fifth birthday, whichever may be earlier. Nothing contained in the Plan nor in any stock option agreement shall confer upon any optionee any right with respect to the continuance of employment by the Company or any of its subsidiaries nor interfere in any way with the right of the Company or any subsidiary to terminate his employment or change his compensation at any time.

          (h) The Plan Administrator may include such other terms and conditions not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that options shall be exercisable in one or more installments during the term of the option and the right to exercise may be cumulative as determined by the Plan Administrator.

SECTION 8. SHARE WITHHOLDING.

     (a) An optionee may, in the discretion of the Plan Administrator, elect to pay the exercise price of an option, in whole or in part, by requesting that the Company withhold shares of stock otherwise issuable to the optionee having a fair market value equal to the portion of the exercise price of the option being paid pursuant to such election (a "Share Withholding Election").

     (b) A Share Withholding Election must be in writing and must be delivered to the Company no later than with the delivery of the notice of exercise of the option.

SECTION 9. SHARE AWARDS.

     (a) The Plan Administrator may, from time to time, subject to the provisions of the Plan, award shares to participants; provided, however, that the maximum number of shares of Capital Stock that may take the form of share awards is 75,000.

     (b) The award of shares shall be evidenced by a share award agreement executed by the Company and the grantee setting forth the number of shares of Capital Stock awarded, the vesting period, the vesting schedule or criteria and such other terms and conditions as the Plan Administrator may determine.

     (c) The grantee of a share award shall receive shares of Capital Stock without payment to the Company immediately upon grant; provided, however, that the grantee's ownership of such shares shall be subject to the following terms and conditions:

          (i) Any single award of shares to a participant in an amount greater than 100 shares shall vest in installments upon achievement by the Company or grantee of specified performance goals as determined by the Plan Administrator and as provided in the share award agreement;

          (ii) If the grantee or the Company, as the case may be, fails to achieve the designated goals or the grantee ceases to be employed by the Company for any reason (including death, permanent disability or retirement) prior to the expiration of the vesting period, the grantee shall forfeit all shares so awarded which have not then vested;

          (iii) A grantee who has received a share award pursuant to the Plan shall have all rights of a stockholder in such Capital Stock, including but not limited to the right to vote and receive dividends with respect thereto; provided, however, that shares awarded pursuant to the Plan which have not vested may not be sold or otherwise transferred by the grantee and stock certificates representing such shares shall bear a restrictive legend to that effect; and

          (iv) No share award (or portion thereof) granted to a person subject to Section 16(b) shall vest within the six-month period beginning on the date of grant of such share award.

SECTION 10. LIMITATION ON OPTIONS AND AWARDS.

     The aggregate number of shares covered by any options or share awards to one person shall not exceed fifteen percent (15%) of the aggregate number of shares subject to the Plan as provided in Section 5 hereof.

SECTION 11. TAX WITHHOLDING.

     (a) Whenever shares are to be issued under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares; provided, however, that in the case of a grantee who receives an award of shares under the Plan which is not fully vested, the grantee shall remit such amount on the first business day following the Tax Date. The "Tax Date" for purposes of this Section 11 shall be the date on which the amount of tax to be withheld is determined. If an optionee makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the option was granted or one year after the receipt of stock by the optionee, the optionee shall promptly notify the Company and the Company shall have the right to require the optionee to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

     (b) A grantee who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously owned shares of Capital Stock having an aggregate fair market value on the Tax Date equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) of this Section 11(b).

     (c) A grantee who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Nonstatutory Stock Option or a share award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold shares of stock otherwise issuable to the grantee having a fair market value on the Tax Date equal to the amount of the tax required to be withheld; provided, however, that shares may be withheld by the Company only if such withheld shares have vested. Any fractional amount shall be paid to the Company by the optionee in cash or shall be withheld from the optionee's next regular paycheck.

     (d) An election by a grantee to have shares of stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 11(c) (a "Tax Withholding Election") must be in writing and delivered to the Company prior to the Tax Date.

SECTION 12. ADJUSTMENT OF NUMBER AND PRICE OF SHARES.

     (a) In the event that a dividend shall be declared upon the Capital Stock of the Company payable in shares of said stock, the number of shares of Capital Stock covered by each outstanding option and the number of shares which may be issued pursuant to the Plan but are not yet covered by outstanding options shall be adjusted by adding thereto the number of shares of Capital Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

     (b) In the event that the outstanding shares of Capital Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares of Capital Stock covered by each outstanding option, and the shares which may be issued pursuant to the Plan but are not yet covered by outstanding options, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

     (c) In the event there shall be any change, other than specified in this
Section 12, in the number or kind of outstanding shares of Capital Stock of the Company or of any stock or other securities into which such Capital Stock shall be changed or for which it shall have been exchanged, then, if the Board of Directors shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares covered by outstanding options and the shares which may be issued pursuant to the Plan but are not yet covered by outstanding options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and on each outstanding stock option agreement.

     (d) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of Code
Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

     (e) No adjustment or substitution provided for in this Section 12 shall require the Company to issue or to sell a fractional share under any stock option agreement or share award agreement and the total adjustment or substitution with respect to each stock option and share award agreement shall be limited accordingly.

     (f) In the case of any adjustment or substitution provided for in this
Section 12, the option price per share in each stock option agreement shall be equitably adjusted by the Board of Directors to reflect the greater or lesser number of shares of stock or other securities into which the stock covered by the option may have been changed or which may have been substituted therefor.

SECTION 13. FAIR MARKET VALUE.

     In any determination of fair market value hereunder, fair market value shall be deemed to be the mean between the highest and lowest sales prices for the Capital Stock of the Company as reported in the New York Stock Exchange--Composite Transactions reporting system for the date in question, or if no sales were made on that date, on the next preceding date on which sales were made.

SECTION 14. CHANGE IN CONTROL.

     (a) In the event of a Change in Control of the Company, as hereinafter defined, the following provisions shall apply to options and share awards previously awarded under the Plan, notwithstanding any provision herein or in any agreement to the contrary:

          (i) All options which provide for exercise in one or more installments shall become immediately exercisable in full;

          (ii) If any optionee shall cease to be employed by the Company or any of its subsidiaries within one (1) year following a Change in Control, then the option may in all events be exercised for a period of three months after such termination of employment and within the option period; and

          (iii) All awards of shares under the Plan which have not previously vested shall become vested.

     (b) The term "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act as in effect on the date thereof or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) the Company shall be merged or consolidated with another corporation or entity, other than a corporation or entity which is an "affiliate" of the Company (as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933), or (ii) the Company shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, excluding affiliates of the Company, if any, or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities coupled with or followed by the election as directors of the Company of persons who were not directors at the time of such acquisition if such person shall elect a majority of the Board of Directors of the Company.

SECTION 15. AMENDMENT AND DISCONTINUANCE.

     The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto.

SECTION 16. COMPLIANCE WITH GOVERNMENTAL REGULATIONS.

     Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

SECTION 17. COMPLIANCE WITH SECTION 16.

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any grant of an option or share award fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Plan Administrator.

SECTION 18. PARTICIPATION BY FOREIGN NATIONALS.

     The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

SECTION 19. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon approval and adoption of the Plan by the affirmative vote of holders of a majority of the outstanding shares of Capital Stock of the Company present and voting at the 1996 Annual Meeting of Stockholders.

I. ELECTION OF DIRECTORS FOR TERMS TO EXPIRE IN 1999

  VOTE FOR ALL          WITHHOLD          Nominees: Peter B. Bartlett, Warren H. Hollinshead, Robert L. McGeehan
    NOMINEES           AUTHORITY          (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, WRITE THE
  LISTED (EXCEPT      TO VOTE FOR         NOMINEE'S NAME ON THE LINE PROVIDED BELOW:)
   AS SHOWN TO         ALL NOMINEES
  THE CONTARY)           LISTED.

      0                    0              ______________________________________________________________________________________


II. ELECTION OF AUDITORS                                                     III. APPROVAL OF STOCK OPTION AND INCENTIVE
                                                                                  PLAN OF 1996

          FOR      AGAINST    ABSTAIN                                                     FOR      AGAINST    ABSTAIN

           0          0          0                                                         0          0          0


                   This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees in Item 1 above, FOR the election of auditors and FOR approval of the Stock Option and Incentive Plan of 1996. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

                   Dated: ____________________________, 1996

                   _________________________________________

                   _________________________________________

                   Sign exactly as addressed, but if executed for a corporation, minor, etc., sign that name and signature and capacity of authorized signer.


                             FOLD AND DETACH HERE


                                                               KENNAMETAL INC.

September 20, 1996

Dear Kennametal Inc. Stockholder:

The 1996 Annual Meeting of the Stockholders of Kennametal Inc. will be held at 2:00 p.m. on Monday, October 28, 1996, at the Corporate Technology Center, located on Route 981 South, approximately 1/4 mile south of its intersection with U.S. Route 30 near Latrobe, Unity Township, Pennsylvania. I cordially invite you to attend. Whether or not you plan to attend the meeting, please detach the proxy above, complete it, and return it in the enclosed envelope. Your vote is important to us.

Sincerely,

Quentin C. McKenna
Chairman of the Board
Kennametal Inc.

PROXY                                                                  PROXY


                               KENNAMETAL INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION


        The undersigned hereby appoints Quentin C. McKenna, William R.
Newlin and Richard C. Alberding, and each of them with power of substitution in each, as proxies to represent the undersigned at the annual meeting of the stockholders of Kennametal Inc. to be held at the Corporate Technology Center, located on Route 981 South, approximately 1/4 mile south of its intersection with U.S. Route 30 near Latrobe, Unity Township, Pennsylvania, on Monday, October 28, 1996 at 2:00 p.m., and at any adjournments thereof, to vote the same number of shares and as fully as the undersigned would be entitled to vote if then personally present (including the power to vote cumulatively in the election of directors as explained in the Proxy Statement) in the manner directed by the undersigned as follows:


    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN
   ITEM 1, FOR THE ELECTION OF AUDITORS AND FOR APPROVAL OF THE STOCK OPTION
                          AND INCENTIVE PLAN OF 1996.

                                  (over)


                               FOLD AND DETACH HERE